UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 14, 2005

Paulson Capital Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Oregon	0-18188	93-0589534
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 SW Naito Parkway, Suite 200, Portland, Oregon		97204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	503-243-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

In March 2002, the Company’s wholly owned subsidiary, Paulson Investment Company, Inc. ("PICI"), and one of its registered representatives, Marvin Cox, were named as defendants in lawsuits filed by Louis Barinaga and Stuart Mackenzie, former PICI customers. The claims of Barinaga and Mackenzie relate to purchases of convertible notes of E.com, which were purchased directly from E.com. After mediation between the parties in December 2004, the claimants agreed to settle all of their claims relating to the E.com securities in consideration of payments by the defendants of $550,000 and $155,000 to Mr. Barinaga and Mr. MacKenzie, respectively. Agreements manifesting the settlement were signed on or about January 14, 2005 and January 20, 2005 with Mr. Barinaga and Mr. MacKenzie, respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paulson Capital Corp.

January 21, 2005	By:	Chester L.F. Paulson

Name: Chester L.F. Paulson
Title: President